Exhibit 32.2 – CFO Certification

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Annual Report of Electronic Systems Technology Inc. (the "Company") on Form 10K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael W. Eller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/ Michael W. Eller

        Michael W. Eller, President

        (Principal Accounting Officer)

Date:  February 23, 2018

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.; and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant to be furnished to the Securities and Exchange Commission or its staff upon request.